Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(73,964,441)
Realized Trading Gain (Loss) on Swaps	(50,923,672)
Unrealized Gain (Loss) on Market Value of Futures	37,526,793
Unrealized Gain (Loss) on Market Value of Swaps	14,729,555
Dividend Income	76,824
Interest Income	44,080
ETF Transaction Fees	14,000
Total Income (Loss)	$(72,496,861)

Expenses
Investment Advisory Fee	$1,128,881
Brokerage Commissions	508,673
Tax Reporting Fees	119,100
NYMEX License Fee	50,814
Non-interested Directors' Fees and Expenses	14,282
Audit Fees	13,151
SEC & FINRA Registration Expense	8,400
Total Expenses	$1,843,301
Net Gain (Loss)	$(74,340,162)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$2,473,453,385
Additions (48,300,000 Units)	306,535,302
Withdrawals (26,000,000 Units)	(172,870,550)
Net Gain (Loss)	(74,340,162)

Net Asset Value End of Period	$2,532,777,975
Net Asset Value Per Unit (409,800,000 Units)	$6.18

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502